UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023 (December 12, 2023)

ISUN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)
(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Revenue Loan and Security Agreement with Decathlon Specialty Finance, LLC

On December 12, 2023, the Company and its Subsidiaries entered into a Revenue Loan and Security Agreement (the “Loan Agreement”) with Decathlon Specialty Finance, LLC providing for a loan facility for the Company in the maximum amount of $8.0 million.

The Loan Agreement requires monthly payments in a fixed amount of $165,000 for the period from January 1, 2024 through December 31, 2024, and $225,000 for the period from January 1, 2025 through December 5, 2027, at which time all remaining principal and accrued interest will come due. The loaned amount will bear interest at a rate necessary to generate “Minimum Interest” as that term is defined in the Loan Agreement, which is between 0.25 times the advanced amount and 0.65 the advanced amount depending on the number of months elapsed following the effective date of the Loan Agreement. The Loan Agreement further provides for the payment of fees by the Borrower and includes customary representations and warranties, indemnification provisions, covenants and events of default. Subject in some cases to cure periods, amounts outstanding and otherwise due under the Loan Agreement may be accelerated for typical defaults including, but not limited to, the failure to make when due payments, the failure to perform any covenant, the inaccuracy of representations and warranties, and the occurrence of debtor-relief proceedings. The advances are secured by all property of the Borrower and is guaranteed by the Company and certain of the Company’s Subsidiaries.

Letter Agreement with Certain Investors

On December 12, 2023, iSun, Inc., a Delaware corporation (the “Company”), entered into a Letter Agreement (the “Letter Agreement”) by and between the Company and each of Anson Investments Master Fund LP and Anson East Master Fund LP (together, the “Investors”) pursuant to which the Company redeemed all amounts due under those certain Senior Secured Convertible Promissory Notes issued to the Investors, dated November 4, 2022 (the “Notes”). The Notes are described in the Company’s Current Report on Form 8-K, filed with the Commission on November 8, 2022. Pursuant to the Letter Agreement, the Company made cash payments to the Investors in the aggregate amount of $6,000,000 and issued an aggregate amount of 3,500,000 shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”) to the Investors and 300,000 shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share (“Preferred Stock”) to the Investors in a private placement transaction. The shares of Preferred Stock are convertible, at a conversion price equal to 90% of the lowest Volume Weighted Average Price during the 10 trading days immediately prior to conversion, into Common Stock, at the option of the holders, provided that the Company will not effect any conversion that would result in the holders owning in excess of 9.99% of the Company’s outstanding Common Stock. The Letter Agreement contains customary representations, warranties and agreements.

Pursuant to the Letter Agreement, on December 12, 2023, the Company filed a Certificate of Designation (“Certificate of Designation”) with the Delaware Secretary of the State designating the rights, preferences and limitations of the Preferred Stock.

Voting Rights. The Preferred Stock shall have no voting rights. However, as long as any shares of the Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, (b) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders, (c) increase the number of authorized shares of the Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Dividends. Dividends in-kind at the rate per annum of 7% of the stated value per share shall accrue on each outstanding share of the Preferred Stock from and after the date of the original issuance of such share of Preferred Stock (the “Preferred Accruing Dividends”). The Preferred Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative and non-compounding. No cash dividends shall be paid on the Common Stock unless the Preferred Accruing Dividends are paid.

Rank. The Preferred Stock ranks, with respect to dividends or a liquidation, senior to the Common Stock.

Conversion. Each share of the Preferred Stock is convertible into shares of the Company’s Common Stock, at any time and from time to time, at the option of the holder, into that number of shares of Common stock determined by dividing the stated value of such share of Preferred Stock, plus any accrued declared and unpaid dividends, by the conversion price. The conversion price is equal to 90% of the lowest VWAP during the 10 trading days immediately prior to the conversion date. Holders of the Preferred Stock are prohibited from converting Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to the Company.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock shall be entitled to receive an amount equal to the stated value of the Preferred Stock, plus any accrued declared and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, for each share of the Preferred Stock before any distribution or payment shall be made on any junior securities.

Redemption. At any time the Company shall have the right to redeem all, or any part, of the Preferred Stock then outstanding. The Preferred Stock subject to redemption shall be redeemed by the Company (i) in cash in an amount equal to the Stated Value of the shares of the Preferred Stock being redeemed plus all accrued declared and unpaid dividends or (ii) in Common Stock, in an amount equal to the Conversion Value of the shares of the Preferred Stock being redeemed plus all accrued declared and unpaid dividends. On July 1, 2029, the Company shall redeem all of the Preferred Stock then outstanding.

The foregoing description of the Preferred Stock does not purport to be complete and is qualified by reference to the Certificate of Designation of the Preferred Stock, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up Agreement. In connection with the issuance of Common Stock to the Investors, described above, the Company and the Investors entered into a Lock-Up Agreement, dated December 12, 2023, pursuant to which the Investors may not offer, sell, lend, hypothecate, pledge, or otherwise dispose of the Common Stock for a period of 3 months following execution of the Lock-Up Agreement.

Registration Rights Agreement. In connection with the Letter Agreement, on December 12, 2023, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement with the Securities and Exchange Commission to register for resale the shares of Common Stock issued to the Investors and the shares that are issued upon the potential conversion of shares of Preferred Stock. The Registration Statement will be filed with the Securities and Exchange Commission on or before the later of 5 calendar days following (i) approval of the authorization of additional shares of Common Stock by the shareholders of the Company or (ii) February 28, 2024.

The foregoing summary of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Loan Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As described in Item 1.01, incorporated herein by reference, on December 12, 2023, the Company repaid the outstanding amounts due under the Notes, and all security interests and liens granted to the Investors in connection with the Notes were terminated and released.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sale of Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification to the Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Exhibits.

3.1	Certificate of Designation of Series A Convertible Redeemable Preferred Stock

10.1	Revenue Loan and Security Agreement with Decathlon Specialty Finance, LLC, dated December 15, 2023

10.2	Letter Agreement, dated December 12, 2023, by and between iSun, Inc., Anson Investments Master Fund LP, and Anson East Master Fund LP.

10.3	Registration Rights Agreement, dated December 12, 2023, by and between iSun, Inc., Anson Investments Master Fund LP, and Anson East Master Fund LP.

10.4	Lock-Up Agreement, dated December 12, 2023, by and between iSun, Inc., Anson Investments Master Fund LP, and Anson East Master Fund LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2023

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer